SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLP
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Cell: 914 260-8248
Fax: 201 556-0097

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement [x]
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

BNY Mellon Municipal Income Inc.
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLP
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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No fee required [x].

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and 0-11.

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    Bulldog Investors, LLP, 250 Pehle Avenue, Suite 708,
       Saddle Brook, NJ 07663 (201) 881-7111 //
          pgoldstein@bulldoginvestors.com

To: Fellow Shareholders of BNY Mellon Municipal Income (DMF)

From: Phillip Goldstein, Managing Partner

Date: May 10, 2024

Currently, there seems to be an oversupply of closed-end municipal bond funds. According to CEF Connect, there are more than one hundred closed-end municipal bond funds, each of whose shares trade at a discount to net asset value, For at least the last 18 months, DMF's discount has consistently exceeded 10% and peaked at about 17% less than a year ago. As a result, value-oriented investors, including ourselves, have acquired large amounts of DMF's outstanding shares. We believe many shareholders would like an opportunity to sell their shares at a price close to NAV. That can be achieved by converting DMF to an ETF or an open-end fund, liquidating it, or conducting a large self-tender offer.

We tried to discuss with DMF's Board of Directors options to address the persistent discount, but they declined to negotiate. Consequently, we have decided that new blood is needed on the Board. At the annual stockholder meeting on June 12, 2024, we intend to nominate three persons for election as directors and present a proposal recommending that the Board consider measures to allow shareholders to monetize their shares at a price close to NAV. Shareholders could then, if they wish, redeploy the proceeds in another closed-end municipal bond fund with a better track record.

We think the time has come to address the gap between the market price of DMF's shares and NAV. If you agree, please return the enclosed proxy card and please call me directly at (914) 260-8248 or email me at pgoldstein@bulldoginvestors.com if you would like to discuss this proxy solicitation,

                            ***

   PLEASE RETURN THE ENCLOSED GREEN PROXY CARD TO VOTE FOR OUR NOMINEES. IF YOUR SHARES ARE HELD IN STREET NAME, YOU MAY VOTE ONLINE AT
WWW.PROXYVOTE.COM OR BY TELEPHONE AT 1-800-454-8683. IF YOU HAVE
ALREADY RETURNED MANAGEMENT'S PROXY CARD (EVEN IF YOU VOTED AGAINST
THE BOARD'S NOMINEES), YOU STILL NEED TO VOTE OUR GREEN PROXY CARD TO
OVERIDE IT.

    IF YOU HAVE ANY QUESTIONS ABOUT HOW TO VOTE YOUR PROXY, PLEASE CALL INVESTORCOM AT 1-877-972-0090.



   PROXY STATEMENT OF SPECIAL OPPORTUNITIES FUND IN OPPOSITION TO THE
       SOLICITATION BY THE BOARD OF DIRECTORS OF BNY MELLON
     MUNICIPAL INCOME  FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Special Opportunities Fund, Inc. is sending this proxy statement and the enclosed GREEN proxy card on or about May 10, 2024, to stockholders of BNY Mellon Municipal Income, Inc. (the "Fund") of record as of April 10, 2024. We are soliciting a proxy to vote your shares at the 2024 Annual Meeting of Stockholders (the "Meeting"), which is scheduled to be held virtually at 11 a.m. on June 12, 2024.

Please refer to the proxy soliciting material of the Fund's Board of Directors for additional information concerning the Meeting and the matters to be considered by stockholders.

       INTRODUCTION AND REASONS FOR THE SOLICITATION

At the Meeting, stockholders will have an opportunity to vote to elect three Class I Directors for a three-year term and on the two proposals set forth below. We are soliciting a proxy to vote your shares FOR the election of the three nominees named below, (each of whom intends to give effect to the voting results on each proposal), and FOR each of the other proposals.

               HOW PROXIES WILL BE VOTED

If you complete and return a GREEN proxy card to us, and unless you direct otherwise, your shares will be voted FOR the election of the nominees named below and FOR the two proposals set forth below. In addition, you will be granting the proxy holders discretionary authority to vote on any other matters that may come before the Meeting.

                  VOTING REQUIREMENTS

The Board's proxy statement for the Meeting states: "A quorum is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund entitled to vote at the Meeting." However, the Board's proxy statement for each annual meeting from 2019 to 2023 stated that "[a]quorum is constituted by the presence in person or by proxy of the holders of one-third of the outstanding shares of the Fund entitled to vote at the Meeting." As of April 10, 2024, there were 20,757,267 common shares outstanding, and 1,209 Variable Rate MuniFund Term Preferred Shares outstanding, each of which entitles the holder to one vote. The election of a director requires the affirmative vote of a plurality of the votes cast, i.e., the nominee receiving the most votes for each seat will be elected. We do not expect any broker non-votes and a vote to "Withhold Authority" will have no effect on the election of directors. The approval of each of the other proposals requires the affirmative vote of a majority of the votes cast.

                  REVOCATION OF PROXIES

You may revoke your proxy prior to its exercise by: (i) delivering a written revocation (a) to us or (b) to the Secretary of the Fund, c/o BNY Mellon Investment Adviser, Inc. Legal Department, 240 Greenwich Street, 18th Floor, New York, New York 10286; or (ii) voting at the Meeting. Attendance at the Meeting will not by itself revoke a proxy. There is no limit on how many times you may revoke your proxy and only your most recent proxy will be counted.

PROPOSAL 1: ELECTION OF THREE DIRECTORS

We intend to nominate the following individuals for election as independent directors of the Fund. Each nominee has consented to be nominated and, if elected, to serve as a director. The only nominee that owns shares of the Fund is Mr. Goldstein who owns 56,310 shares. No nominee has any position with the Fund and there are no arrangements or understandings between any nominee and (i) the Fund or (ii) Special Opportunities Fund (or its affiliates) in connection with his nomination.

   Phillip Goldstein (79) - Mr. Goldstein is a Managing Partner of Bulldog Investors, LLP and Ryan Heritage, LLP, both investment advisory firms. During the past five years, he has served on the boards of the following public companies: Mexico Equity and Income Fund (since 2000); Special Opportunities Fund (since 2009); High Income Securities Fund (since 2018); The Swiss Helvetia Fund (since 2018); Brookfield DTLA Fund Office Trust Investor (since 2017); MVC Capital (until 2020); and Crossroads Liquidating Trust (formerly Crossroads Capital) (until 2020).

   Andrew Dakos (58) - Mr. Dakos is a Managing Partner of Bulldog Investors, LLP and Ryan Heritage, LLP, both investment advisory firms. During the past five years, he has served on the boards of the following public companies: Special Opportunities Fund (since 2009); High Income Securities Fund (since 2018); The Swiss Helvetia Fund (since 2017); Brookfield DTLA Fund Office Trust Investor (since 2017); and Crossroads Liquidating Trust (formerly Crossroads Capital) (until 2020).

   Moritz Sell (56) - Mr. Sell is a principal of Edison Holdings GmbH. During the past five years, he has served on the boards of the following public companies: The Swiss Helvetia Fund (since 2017); High Income Securities Fund (since 2018); Aberdeen Asia Pacific Income Fund (ince 2018); Aberdeen Global Income Fund (ince 2018); Aberdeen Australia Equity Fund (since 2004)

Unless instructions to the contrary are given, your proxy will be voted in favor of the above nominees for election as Directors.

PROPOSAL 2: BOARD DE-CLASSIFICATION

Saba Capital Management, L.P., a stockholder of the Fund, intends to present the following non-binding proposal for a vote at the Meeting.

   RESOLVED, that the shareholders of BNY Mellon Municipal Income, Inc. (the "Fund") request that the Board of Directors of the Fund (the "Board") take all necessary steps in its power to declassify the Board so that all directors are elected on an annual basis starting at the next annual meeting of shareholders. Such declassification shall be completed in a manner that does not affect the unexpired terms of the previously elected directors.

Unless instructions to the contrary are given, your proxy will be voted in favor of Saba's proposal.

PROPOSAL 3: MONETIZATION OF SHARES

We intend to present a non-binding proposal to recommend that the Board consider measures to allow shareholders to monetize their shares at a price at or close to net asset value for a vote at the Meeting.

Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal.

                          THE SOLICITATION

We intend to solicit proxies by mail, and may utilize other means, e.g., telephone or the internet. Our proxy materials are available at: www.bulldoginvestorsproxymaterials.com. Persons affiliated with or employed by us may assist us in the solicitation of proxies. Banks, brokerage houses and other securities intermediaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we will bear all of the expenses related to this proxy solicitation. Because we believe that all stockholders will benefit from this solicitation, we intend to seek, subject to any applicable regulatory requirements, reimbursement of our expenses from the Fund. Stockholders will not be asked to vote on the reimbursement of these expenses, which we estimate will be $80,000.

                           PARTICIPANTS

As of April 10, 2024, a group comprised of Special Opportunities Fund and Bulldog Investors LLP, its investment advisor, High Income Securities Fund, and each group member's affiliated persons, beneficially owned 1,720,952 shares of the Fund which were purchased since May 1, 2023. The address of Special Opportunities Fund and High Income Securities Fund is 615 East Michigan Street Milwaukee, WI 53202. The address of Bulldog Investors is 250 Pehle Avenue, 7th Floor, Saddle Brook, NJ 07663. The "participants"
(as defined by the SEC) in this solicitation, none of whom has any arrangement or understanding with any person with respect to any securities of the Fund or with respect to future employment by the Fund or any of its affiliates or to any future transactions to which the Fund or any of its affiliates may be a party, include each member of the aforementioned group (and its affiliated persons), each of the above named nominees, and each client advised by Bulldog Investors, LLP, regardless of such "participant's" role, if any, in this solicitation.

May 10, 2024





                       PRELIMINARY PROXY CARD

THIS PROXY IS SOLICITED BY SPECIAL OPPORTUNITIES FUND IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF DIRECTORS OF BNY MELLON MUNICIPAL INCOME
(THE "FUND") FOR THE FUND'S 2024 ANNUAL MEETING OF SHAREHOLDERS (THE "MEETING").

The undersigned hereby appoints John Grau, Phillip Goldstein, and Andrew Dakos and each of them, as the undersigned's proxies, with full power of substitution, to attend the Meeting and any adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [  ].)

1. ELECTION OF THREE DIRECTORS

[  ] FOR PHILLIP GOLDSTEIN			[  ] WITHHOLD AUTHORITY

[  ] FOR ANDREW DAKOS			        [  ] WITHHOLD AUTHORITY

[  ] FOR MORITZ SELL				[  ] WITHHOLD AUTHORITY


2. PROPOSAL TO DE-CLASSIFY THE FUND'S BOARD OF DIRECTORS
FOR [   ]	 	AGAINST [   ]			ABSTAIN [   ]

3. PROPOSAL TO ALLOW SHAREHOLDERS TO MONETIZE THEIR SHARES OF THE FUND AT A PRICE AT OR CLOSE TO NET ASSET VALUE

FOR [   ]		AGAINST [   ]			ABSTAIN [   ]

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted FOR the election of the above nominees as Directors and FOR each proposal. The undersigned hereby acknowledges receipt of the proxy statement dated May 10, 2024 of Special Opportunities Fund and revokes any proxy previously executed.




Signature(s) ____________________  	Dated: _____________